Exhibit 99.2

Perceptive Life Sciences Master Fund Ltd. 499 Park Avenue, 25th Floor New York, NY 10022	Tang Capital Partners, LP 4401 Eastgate Mall San Diego, CA 92121

January 12, 2009

VIA HAND DELIVERY AND ELECTRONIC MAIL (Investor@penwest.com)

Nominating and Governance Committee
c/o Corporate Secretary
Penwest Pharmaceuticals Co.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120

Re:     Recommendations for Nominees for Election as Directors at the 2009
Annual Meeting of Shareholders of Penwest Pharmaceuticals Co.

Ladies and Gentlemen:

Perceptive Life Sciences Master Fund Ltd., a Cayman Islands company (“Perceptive”), and its affiliates collectively control 6,729,208 shares of the common stock, $0.001 par value per share (the “Common Stock”), of Penwest Pharmaceuticals Co. (the “Company”) and have beneficially held 5% of more of the Common Stock for at least fourteen months.  Tang Capital Partners, LP, a Delaware limited partnership (“TCP” and, together with Perceptive, the “Investors”), and its affiliates collectively control 5,140,196 shares of Common Stock and have beneficially held 5% of more of the Common Stock for at least two months.  Please refer to Exhibits A and B, attached hereto, for detailed information regarding the Investors’ holdings.  Collectively, the Investors beneficially own 11,869,404 shares of Common Stock, or 37.5% of the outstanding shares of Common Stock, based on the number of shares reported outstanding by the Company in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

The Investors believe that it would serve the best interests of the Company and its shareholders for the Nominating and Governance Committee of the Company (the “Committee”) to consider nominating the following three candidates to the Board of Directors of the Company (the "Board") at the 2009 Annual Meeting of Shareholders of the Company (the “2009 Annual Meeting”):

1.	Joseph Edelman
2.	Kevin C. Tang
3.	Andrew D. Levin, M.D., Ph.D.

Biographical and background materials relating to each proposed candidate are set forth in Exhibits C through E attached hereto.  In addition, the candidates are prepared to complete any D&O questionnaire reasonably requested by the Company in connection with their nomination as directors.

Pursuant to the guidelines outlined in the Company’s public filings with the Securities and Exchange Commission, the Investors are hereby submitting these three candidates to the Committee for review and consideration.  All three candidates meet the criteria and attributes said to be considerations for the Company’s Nominating and Corporate Governance Committee as described in the Company’s Corporate Governance Guidelines, adopted February 11, 2004, and in the Company’s proxy statement for its 2008 Annual Meeting of Shareholders, including:

Nominating and Governance Committee
Penwest Pharmaceuticals Co.

•	An absence of factors that would preclude the Board from making a determination that the candidates are independent directors as defined in Rule 4200(a)(15) of the rules of the NASDAQ Stock Market.

•	An absence of a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

•
A limited number of other public company boards on which he or she serves so that he or she is able to devote adequate time to his or her duties to the Company, including preparing for and attending meetings.

•	Reputation for integrity, honesty and adherence to high ethical standards.

•
Demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the Company’s current and long-term objectives and willingness and ability to contribute positively to the Board’s decision-making process.

•	Commitment to understanding the Company’s business and industry and to regularly attend and participate in board and committee meetings.

•
Ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interest of all shareholders.

•
An absence of conflicts of interests, or the appearance of conflicts of interest, that would impair the nominee’s ability to represent the interests of all shareholders and to fulfill the responsibilities of a director.

•	Ability to serve for at least a minimum of one full term before reaching the age of 70.

In addition, we believe that the backgrounds and qualifications of these nominees, when considered as a group with the other directors of the Company, will provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  Moreover, the affiliation of each of the candidates with a holder of significant shares of the Company will align their interests with those of shareholders generally.

In a separate letter to the Corporate Secretary of the Company, the Investors are simultaneously submitting a notice of their intention to nominate these candidates for election as directors at the 2009 Annual Meeting (the “Notice”).  If the Board determines to nominate any of the proposed candidates, recommends his election and includes his name in the proxy card for the 2009 Annual Meeting, the Investors would not nominate such candidate at the 2009 Annual Meeting.  If we do not hear from you by the close of business on January 31, 2009, we will pursue any and all courses of action that we determine to be appropriate for the election of our nominees at the 2009 Annual Meeting.

Nominating and Governance Committee
Penwest Pharmaceuticals Co.

Please address any correspondence or questions to Perceptive Advisors LLC, Attention: Joseph Edelman, telephone (646) 205-5300, facsimile (212) 501-7638 (with a copy to Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, New York 10022-4401, Attention: James Rieger, Esq., telephone (212) 508-6728, facsimile (646) 390-6916) and Tang Capital Management, LLC, Attention: Kevin C. Tang, telephone (858) 200-3830, facsimile (858) 200-3837 (with a copy to Cooley Godward Kronish LLP, 4401 Eastgate Mall, San Diego, CA  92121, Attention: Ethan E. Christensen, Esq., telephone (858) 550-6076, facsimile (858) 550-6420).

Very truly yours,

Perceptive Life Sciences Master Fund Ltd.
by: Perceptive Advisors LLC, its investment manager

/s/ Joseph Edelman
Joseph Edelman
Managing Member

Tang Capital Partners, LP
By:  Tang Capital Management, LLC, its general partner

By:	/s/ Kevin C. Tang
Kevin C. Tang
Managing Director

cc:           Ms. Jennifer L. Good (via electronic mail)
Chief Executive Officer
Penwest Pharmaceuticals Co.

James Rieger, Esq. (via electronic mail)
Tannenbaum Helpern Syracuse & Hirschtritt LLP
900 Third Avenue
New York, New York 10022-4401

Ethan E. Christensen, Esq. (via electronic mail)
Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121

Nominating and Governance Committee
Penwest Pharmaceuticals Co.

[This page is intentionally left blank.]

EXHIBIT A

SCHEDULE 13D/A FILED WITH THE SEC BY PERCEPTIVE ON JANUARY 12, 2009

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

SCHEDULE 13D/A

 (Rule 13d-101)

information to be included in statements filed pursuant
to rules 13d-1(a) and amendments thereto filed
pursuant to rule 13d-2(a)1

PENWEST PHARMACEUTICALS CO.
(Name of Issuer) Common Stock, Par value $0.001
(Title of Class of Securities) 709754105
(CUSIP Number) Joseph Edelman, 499 Park Avenue, 25th Floor, New York, NY 10022, (646) 205-5300
(Name, Address and Telephone Number of Person Authorized to Receive Notice and Communications) January 9, 2009
(Date of Event Which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D/A, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box.[  ]

Note:           Schedules filed in paper format shall include a signed original and five copies of the Schedule, including all exhibits.  See Rule 13d-7(b) for other parties to whom copies are to be sent.

1          The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

The information required in the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 709754105	13D/A	Page 2 of 9 Pages

1.	names of reporting persons i.r.s. identification no. of above persons (entities only) PERCEPTIVE ADVISORS LLC
2.	check the appropriate box if a group* (a) ☒ (b) ☐
3.	sec use only
4.	sources of funds OO (Funds from Investment Advisory Clients).
5.	check box if disclosure of legal proceedings is required pursuant to item 2(d) or 2(e) ☐
6.	citizenship or place of organization DELAWARE
number of shares	7.	sole voting power
beneficially owned by	8.	shared voting power 6,729,208
each reporting	9.	sole dispositive power
person with	10.	shared dispositive power 6,729,208
11.	aggregate amount beneficially owned by each reporting person 6,729,208
12.	check box if the aggregate amount in row (11) excludes certain shares *       ☐
13.	percent of class represented by amount in row 11 21.25%
14.	type of reporting person* IA
* SEE INSTRUCTIONS BEFORE FILLING OUT!

CUSIP No. 709754105	13D/A	Page 3 of 9 Pages

1.	names of reporting persons i.r.s. identification no. of above persons (entities only) JOSEPH EDELMAN
2.	check the appropriate box if a group* (a) ☒ (b) ☐
3.	sec use only
4.	sources of funds OO
5.	check box if disclosure of legal proceedings is required pursuant to item 2(d) or 2(e) ☐
6.	citizenship or place of organization UNITED STATES OF AMERICA
number of shares	7.	sole voting power 0
beneficially owned by	8.	shared voting power 6,729,208
each reporting	9.	sole dispositive power 0
person with	10.	shared dispositive power 6,729,208
11.	aggregate amount beneficially owned by each reporting person 6,729,208
12.	check box if the aggregate amount in row (11) excludes certain shares * ☐
13.	percent of class represented by amount in row 11 21.25%
14.	type of reporting person* IN
* SEE INSTRUCTIONS BEFORE FILLING OUT!

CUSIP No. 709754105	13D/A	Page 4 of 9 Pages

ITEM 1  Security and Issuer

This Schedule 13D/A relates to the common stock, par value $0.001 (the “Common Stock”), of Penwest Pharmaceuticals Co. (the “Issuer”).  The address of the principal executive offices of the Issuer is 39 Old Ridgebury Road, Suite 11, Danbury, CT 06810-5120.

ITEM 2  Identity and Background

(a)              The names of the persons filing this Schedule 13D/A (the “Schedule”) are Perceptive Advisors LLC, a Delaware limited liability company (the “Investment Manager”) and Joseph Edelman, the managing member of the Investment Manager.  Such reporting persons are collectively referred to herein as the “Reporting Persons.”

The Investment Manager, in its capacity as investment manager of Perceptive Life Sciences Master Fund Ltd., a Cayman Islands company (the “Fund”), and to several managed accounts (each, a “managed account”), has sole power to vote and dispose of the shares of Common Stock held by the Fund and the managed accounts.  The Investment Manager disclaims any economic interest in or beneficial ownership of the shares of Common Stock covered by this Schedule.

(b)              The business address of the Reporting Persons is 499 Park Avenue, 25th Floor, New York, NY 10022.

(c)              This Schedule is filed on behalf of the Investment Manager and Mr. Edelman, the Fund and the managed accounts.  The Fund and the managed accounts are the record and direct beneficial owners of the shares of Common Stock reported herein.  The Investment Manager is the investment manager to the Fund and the managed accounts.  Mr. Edelman is the managing member of the Investment Manager.  The principal business of the Investment Manager is purchasing, holding and selling securities for investment purposes.  The principal business of the Fund and the managed accounts is to invest in securities.

(d)              During the past five years none of the Reporting Persons has been convicted in a criminal proceeding.

(e)              During the past five years none of the Reporting Persons has been a party to a civil proceeding as a result of which it is subject to a judgment, decree or final order enjoining it from or mandating activities subject to federal or state securities laws, or finding it in violation of such laws.

(f)              Perceptive Advisors LLC is organized under the laws of Delaware, USA.  Mr. Edelman is a citizen of the United States of America.

ITEM 3  Source and Amount of Funds or Other Consideration

The Fund and the managed accounts purchased the shares of Common Stock in open market transactions.

CUSIP No. 709754105	13D/A	Page 5 of 9 Pages

ITEM 4  Purpose of Transaction

The Reporting Persons purchase shares of Common Stock of the Issuer in the ordinary course of business.  The shares of Common Stock are held for investment purposes.

Representing their own investment firms and related clients, Mr. Edelman and Kevin C. Tang, manager of Tang Capital Management, LLC (“Tang”) have discussed their respective concerns regarding the Issuer, its operations and strategic direction from time to time.  On January 9, 2009, Mr. Edelman and Mr. Tang reached an understanding to work together and, in compliance with the bylaws of the Issuer, to jointly nominate three directors for election to the Issuer’s Board of Directors (the “Board”) at the Issuer’s 2009 Annual Meeting of Shareholders and work to secure their election.  The Reporting Persons and Tang may also coordinate with each other to take other actions in compliance with law that may change or influence control of the Issuer, including, without limitation, seeking to influence the selection of management personnel, effecting the removal, election and/or appointment of members of the Board, proposing or supporting extraordinary corporate transactions such as mergers, reorganizations or the sale of the Issuer’s assets or proposing or supporting significant corporate operational restructuring, including reductions in overhead and expenses.

Consistent with their mutual understanding, on January 12, 2009, the Fund and Tang Capital Partners, LP, of which Tang is the general partner, delivered a letter (the “Letter”) to the Nominating and Governance Committee of the Issuer recommending the following individuals (the “Nominees”) as nominees for election to the Issuer’s Board of Directors at the 2009 Annual Meeting of Shareholders:

Joseph Edelman
Andrew D. Levin, M.D., Ph.D.
Kevin C. Tang

On the same date, the Fund and Tang Capital Partners, LP also delivered a notice (the “Notice”) to the Issuer of its intention to nominate the Nominees as candidates for election to the Issuer’s Board of Directors at the 2009 Annual Meeting of Shareholders, or any other meetings of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

In connection with such recommendation and notice, and in full compliance with the requirements of Section 2.15 of the Issuer’s bylaws, the Fund and Tang Capital Partners, LP provided the Issuer with certain information about each nominee.  Copies of the Letter and the Notice are filed as Exhibit 2 and Exhibit 3 to this Statement, respectively, and incorporated by reference herein.

The Reporting Persons may demand to inspect shareholder records of the Issuer pursuant to the Washington Business Corporation Act as well as submitting a request letter to the Issuer pursuant to Rule 14a-7 of the Exchange Act, requesting the Issuer’s shareholder list and security position listings to determine if it is necessary to disseminate solicitation materials to the holders of the Common Stock and for use in any such solicitation.

CUSIP No. 709754105	13D/A	Page 6 of 9 Pages

The Reporting Persons intend to continue to have such discussions with the Issuer, its management, other stockholders of the Issuer or other relevant parties and may exchange information with the Issuer.  In such discussions, the Reporting Persons may suggest, discuss or take a position on potential changes to the Issuer's business, operations, operating budget, cost structure, strategic direction or future plans, including but not limited to the composition of the Issuer’s Board, the sale, transfer or other disposition of some or all of the Issuer’s assets, a corporate restructuring, spin-off or other organizational changes.  Such suggestions, discussions or positions may relate to one or more of the transactions specified in clauses (a) through (j) of Item 4 of Schedule 13D of the Exchange Act.  In addition, the Reporting Persons may take such actions in the future with respect to their investment in the Issuer as they deem advisable including, without limitation, purchasing additional shares and/or otherwise changing their intention with respect to the matters referred to in Item 4 of Schedule 13D.  Such actions will depend upon various factors including, without limitation, the Issuer's financial and strategic direction and position, the price performance of the Issuer's shares, general conditions in the Issuer's industry, the economy and the securities markets, and the availability of other investment opportunities.

Each Reporting Person also may, at any time, subject to compliance with applicable securities laws and regulatory requirements dispose or distribute some or all of its or his Common Stock or such other securities as it or he owns or may subsequently acquire depending on various factors, including but not limited to, the price of the shares, the terms and conditions of the transaction and prevailing market conditions, as well as liquidity and diversification objectives.

Except as indicated herein, no Reporting Person, as a stockholder of the Issuer, has any plan or proposal that relates or would result in any of the transactions or other matters specified in clauses (a) through (j) of Item 4 of Schedule 13D.  Each Reporting Person may, at any time and from time to time, review or reconsider its or his position and/or change its or his purpose and/or formulate plans or proposals with respect thereto.

CUSIP No. 709754105	13D/A	Page 7 of 9 Pages

ITEM 5  Interest in Securities of the Issuer

(a)-(b)              The Reporting Persons may be deemed, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to be the beneficial owners of an aggregate of  6,729,208  shares of Common Stock as of January 12, 2009, which represent 21.25% of the Issuer’s outstanding shares of Common Stock.  Such 6,729,208 shares of Common Stock are comprised of (i) 6,452,546 shares of Common Stock held by the Fund and (ii) 276,662 shares of Common Stock held by the managed accounts.

The percentage calculation was based on 31,667,792 shares outstanding which is the total number of shares outstanding as of November 5, 2008 as reported by the Issuer on the Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2008.

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Perceptive Advisors LLC	0	6,729,208	0	6,729,208
Joseph Edelman	0	6,729,208	0	6,729,208

The aggregate amount of shares owned by the Reporting Persons is 6,729,208.

By virtue of the understanding reached between the Reporting Persons and Tang described in Item 4, the Reporting Persons and Tang may be deemed to have formed a “group,” within the meaning of Section 13(d)(3) of the Securities Act of 1934.  Collectively, the group may be deemed to have voting control over a combined 11,869,404 shares of Common Stock, or 37.48% of the outstanding shares of Common Stock.  However, each of the Reporting Persons expressly disclaims beneficial ownership of the shares of Common Stock beneficially owned by Perceptive and its affiliates.

(c) Except as set forth below, there have been no transactions in the shares of Common Stock by any of the Reporting Persons since the last 13D/A filed with the Securities and Exchange Commission on December 19, 2008:

Date	Shares Purchased	Price
12/24/08	274,632*	1.26
12/29/08	2,300	5.00
12/29/08	4,700	5.00
1/6/09	25,000	5.00

          *This transaction reflects a transfer of securities from one managed account to another managed account.

(d) – (e):                Not applicable.

CUSIP No. 709754105	13D/A	Page 8 of 9 Pages

ITEM 6  Contracts, Arrangements, Understandings or Relationships with respect to Securities of the Issuer

Reference is made to the relationships described in Item 4 and 5(a) of this Statement.

The Reporting Persons have entered into a Joint Filing Agreement.  See Item 2.

ITEM 7  Material to be Filed as Exhibits

Exhibit 1: Joint Filing Agreement, dated as of January 12, 2009, by and among Perceptive Advisors LLC and Joseph Edelman.

Exhibit 2: Letter Regarding Recommendations for Nominees for Election.

Exhibit 3: Notice of Intention to Nominate Persons for Election as Directors.

CUSIP No. 709754105	13D/A	Page 9 of 9 Pages

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

January 12, 2009 Date /s/ Perceptive Advisors LLC Signature Joseph Edelman/Managing Member Name/Title

January 12, 2009 Date /s/ Joseph Edelman Signature Joseph Edelman Name/Title

The original statement shall be signed by each person on whose behalf the statement is filed or his authorized representative. If the statement is signed on behalf of a person by his authorized representative other than an executive officer or general partner of the filing person, evidence of the representative's authority to sign on behalf of such person shall be filed with the statement, provided, however, that a power of attorney for this purpose which is already on file with the Commission may be incorporated by reference. The name and any title of each person who signs the statement shall be typed or printed beneath his signature.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See §240.13d-7 for other parties for whom copies are to be sent.

INDEX TO EXHIBITS

Exhibit 1	Joint Filing Agreement, dated as of January 12, 2009, by and among Perceptive Advisors LLC and Joseph Edelman.

Exhibit 2	Letter Regarding Recommendations for Nominees for Election.

Exhibit 3	Notice of Intention to Nominate Persons for Election as Directors.

EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D/A (including amendments thereto) with regard to the shares of Common Stock of Penwest Pharmaceuticals Co., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of December 19, 2008.

January 12, 2009 Date /s/ Perceptive Advisors LLC Signature Joseph Edelman/Managing Member Name/Title

January 12, 2009 Date /s/ Joseph Edelman Signature Joseph Edelman Name/Title

EXHIBIT 2

LETTER REGARDING RECOMMENDATIONS FOR NOMINEES FOR ELECTION

[EXHIBIT OMITTED]

EXHIBIT 3

NOTICE OF INTENTION TO NOMINATE PERSONS FOR ELECTION AS DIRECTORS

[EXHIBIT OMITTED]

EXHIBIT B

SCHEDULE 13D FILED WITH THE SEC BY TCP ON JANUARY 12, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D
Under the Securities Exchange Act of 1934
(Amendment No. _)*

Penwest Pharmaceuticals Co.
(Name of Issuer)

Common Stock, par value $0.001
(Title of Class of Securities)

709754105
(CUSIP Number)

Kevin C. Tang Tang Capital Management, LLC 4401 Eastgate Mall San Diego, CA 92121 (858) 200-3830
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

January 9, 2009
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box.  ☒

Note:  Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See § 240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

(Continued on following pages)

CUSIP NO. 709754105	13D	Page 2 of 11

1.	Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only). Tang Capital Partners, LP
2.	Check the Appropriate Box if a Member of a Group (a) ☒ (b) ☐
3.	SEC Use Only
4.	Source of Funds WC
5.	Check If Disclosure of Legal Proceeding Is Required Pursuant to Items 2(d) or 2(e) ☐
6.	Citizenship or Place of Organization Delaware
Number of Shares Beneficially Owned by Each Reporting Person With	7.	Sole Voting Power 0
	8.	Shared Voting Power 4,841,196
	9.	Sole Dispositive Power 0
	10.	Shared Dispositive Power 4,841,196
11.	Aggregate Amount Beneficially Owned by Each Reporting Person 4,841,196
12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13.	Percent of Class Represented by Amount in Row (11) 15.3%
14	Type of Reporting Person PN

CUSIP NO. 709754105	13D	Page 3 of 11

1.	Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only). Tang Capital Management, LLC
2.	Check the Appropriate Box if a Member of a Group (a) ☒ (b) ☐
3.	SEC Use Only
4.	Source of Funds WC
5.	Check If Disclosure of Legal Proceeding Is Required Pursuant to Items 2(d) or 2(e) ☐
6.	Citizenship or Place of Organization Delaware
Number of Shares Beneficially Owned by Each Reporting Person With	7.	Sole Voting Power 0
	8.	Shared Voting Power 4,841,196
	9.	Sole Dispositive Power 0
	10.	Shared Dispositive Power 4,841,196
11.	Aggregate Amount Beneficially Owned by Each Reporting Person 4,841,196
12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13.	Percent of Class Represented by Amount in Row (11) 15.3%
14	Type of Reporting Person OO

CUSIP NO. 709754105	13D	Page 4 of 11

1.	Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only). Kevin C. Tang
2.	Check the Appropriate Box if a Member of a Group (a) ☒ (b) ☐
3.	SEC Use Only
4.	Source of Funds PF, WC, OO
5.	Check If Disclosure of Legal Proceeding Is Required Pursuant to Items 2(d) or 2(e) ☐
6.	Citizenship or Place of Organization United States
Number of Shares Beneficially Owned by Each Reporting Person With	7.	Sole Voting Power 77,500
	8.	Shared Voting Power 4,988,696
	9.	Sole Dispositive Power 77,500
	10.	Shared Dispositive Power 5,062,696
11.	Aggregate Amount Beneficially Owned by Each Reporting Person 5,140,196
12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13.	Percent of Class Represented by Amount in Row (11) 16.2%
14	Type of Reporting Person IN

Item 1. Security and Issuer

This Statement on Schedule 13D (the “Statement”) relates to the common stock, par value $0.001 (the “Common Stock”), of Penwest Pharmaceuticals Co. (the “Issuer”).  The principal executive offices of the Issuer are located at 39 Old Ridgebury Road, Suite 11, Danbury, CT 06810.

Item 2. Identity and Background

Identity of Each Reporting Person

This Statement is being jointly filed on behalf of the following individuals and entities (each, a “Reporting Person” and collectively, “Reporting Persons”), pursuant to Rule 13d-1(k)(1) promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Tang Capital Partners, LP
Tang Capital Management, LLC
Kevin C. Tang

Background of Each Reporting Person

Tang Capital Partners, LP

The business address of Tang Capital Partners, LP is:

4401 Eastgate Mall
San Diego, CA 92121

Tang Capital Partners, LP is a partnership engaged in capital management.

Tang Capital Management, LLC

The business address of Tang Capital Management, LLC is:

4401 Eastgate Mall
San Diego, CA 92121

Tang Capital Management, LLC is a limited liability company that is the general partner of Tang Capital Partners, LP.

Kevin C. Tang

The business address of Kevin C. Tang is:

4401 Eastgate Mall
San Diego, CA 92121

Mr. Tang is the Managing Director of Tang Capital Management, LLC.

Information Regarding Legal Proceedings

To the best knowledge of the Reporting Persons, no party identified in this Item 2 has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such party was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Citizenship

Tang Capital Partners, LP is a Delaware limited partnership.  Tang Capital Management, LLC is a Delaware limited liability company.  Mr. Tang is a United States citizen.

Item 3. Source and Amount of Funds or Other Consideration

The Reporting Persons expended an aggregate of approximately $6,352,999.70 to purchase the 5,140,196 shares of the Common Stock. Such transactions were effected in open market purchases and the common stock was acquired in the ordinary course of business.  Each purchaser used its own funds for the purchases, none of which were borrowed or otherwise obtained from any other source, with the exception of the shares held by Tang Capital Partners, LP.  Tang Capital Partners, LP holds some of its shares in commingled margin accounts, which may extend margin credit to Tang Capital Partners, LP as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts. The margin accounts may from time to time have debit balances. Since other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of common stock reported herein.

Item 4. Purpose of Transaction

The Reporting Persons are engaged in the investment business.  The purpose of the acquisition of the shares of the Common Stock is for investment, and the acquisitions of such stock were made in the ordinary course of the Reporting Persons’ businesses.

Kevin C. Tang and other members of Tang Capital Management, LLC have communicated with management of the Issuer from time to time to understand the Issuer and its business.  On January 9, 2009, Mr. Tang had a telephonic meeting with Jennifer Good, President and Chief Executive Officer, and other members of management of the Issuer to understand the Issuer’s research and development programs and its operating plan.  Mr. Tang was dissatisfied with the operating plan and strategic direction outlined by the Issuer.

Representing their own investment firms and related clients, Mr. Tang and Joseph Edelman, Chief Executive Officer of Perceptive Advisors, LLC, (“Perceptive”) have discussed their respective concerns regarding the Issuer, its operations and strategic direction from time to time.  Mr. Tang was also familiar with the concerns expressed by Mr. Edelman in public filings.  In the afternoon of January 9, 2009, Mr. Tang contacted Perceptive to determine whether Perceptive would be willing to work with the Reporting Persons to influence the Issuer to take immediate action to preserve shareholder value.  The Reporting Persons and Perceptive reached an understanding to work together to jointly nominate three directors for election at the Issuer’s 2009 Annual Meeting of Shareholders and work to secure their election.  The Reporting Persons and Perceptive may also coordinate with each other to take other actions, in compliance with law, that may change or influence control of the Issuer, including, without limitation, seeking to influence the selection of management personnel, effecting the removal, election and/or appointment of members of the Board, proposing or supporting extraordinary corporate transactions such as mergers, reorganizations or the sale of the Issuer’s assets or proposing or supporting significant corporate operational restructuring, including reductions in overhead and expenses.

Consistent with their mutual understanding, on January 12, 2009, Tang Capital Partners, LP and Perceptive delivered a letter (the “Letter”) to the Nominating and Governance Committee of the Issuer recommending the following individuals (the “Nominees”) as nominees for election to the Issuer’s Board of Directors at the 2009 Annual Meeting of Shareholders:

•	Joseph Edelman
•	Kevin C. Tang
•	Andrew D. Levin, M.D., Ph.D.

On the same date, Tang Capital Partners, LP and Perceptive also delivered a notice (the “Notice”) to the Issuer of its intention to nominate the Nominees as candidates for election to the Issuer’s Board of Directors at the 2009 Annual Meeting of Shareholders, or any other meetings of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

In connection with such recommendation and notice, and in full compliance with the requirements of Section 2.15 of the Issuer’s bylaws, Tang Capital Partners, LP and Perceptive provided the Issuer with certain information about each nominee.  Copies of the Letter and the Notice are filed as Exhibit 2 and Exhibit 3 to this Statement, respectively, and incorporated by reference herein.

The Reporting Persons may also demand to inspect shareholder records of the Issuer pursuant to the Washington Business Corporation Act as well as submit a request letter to the Issuer pursuant to Rule 14a-7 of the Exchange Act, requesting the Issuer’s shareholder list and security position listings to determine if it is necessary to disseminate solicitation materials to the holders of the Common Stock and for use in any such solicitation.

The Reporting Persons intend to continue to have such discussions with the Issuer, its management, other stockholders of the Issuer or other relevant parties and may exchange information with the Issuer.  In such discussions, the Reporting Persons may suggest, discuss or take a position on potential changes to the Issuer's business, operations, operating budget, cost structure, strategic direction or future plans, including but not limited to the composition of the Issuer’s Board, the sale, transfer or other disposition of some or all of the Issuer’s assets, a corporate restructuring, spin-off or other organizational changes.  Such suggestions, discussions or positions may relate to one or more of the transactions specified in clauses (a) through (j) of Item 4 of Schedule 13D of the Exchange Act.  In addition, the Reporting Persons may take such actions in the future with respect to their investment in the Issuer as they deem advisable including, without limitation, purchasing additional shares, disposing shares and/or otherwise changing their intention with respect to the matters referred to in Item 4 of Schedule 13D.  Such actions will depend upon various factors including, without limitation, the Issuer's financial and strategic direction and position, the price performance of the Issuer's shares, general conditions in the Issuer's industry, the economy and the securities markets, and the availability of other investment opportunities.

Except as set forth herein, the Reporting Persons do not have any present plan or proposal that would relate to or result in any of the matters set forth in subparagraphs (a) - (j) of Item 4 of Schedule 13D.

Item 5.	Interest in Securities of the Issuer.

(a)	Amount beneficially owned and percentage of class:

	Tang Capital Partners, LP	4,841,196 shares, representing 15.3% of the class
	Tang Capital Management, LLC	4,841,196 shares, representing 15.3% of the class
	Kevin C. Tang	5,140,196 shares, representing 16.2% of the class

Tang Capital Partners, LP is the owner of 4,841,196 shares of Common Stock.

Tang Capital Management, LLC, as the general partner of Tang Capital Partners, LP, may be deemed to beneficially own the 4,841,196 shares held by Tang Capital Partners, LP. Tang Capital Management, LLC shares voting and dispositive power over such shares with Tang Capital Partners, LP and Kevin C. Tang.

Kevin C. Tang is the beneficial owner of 5,140,196 shares of Common Stock, comprising 4,841,196 shares held by Tang Capital Partners, LP, 147,500 shares held by the Tang Family Trust, for which Kevin C. Tang serves as co-trustee, 77,500 shares owned by the Tang Advisors, LLC Profit Sharing Plan, a qualified retirement plan for employees of Tang Advisors, LLC, for which Kevin C. Tang serves as trustee and is a participant, 37,500 shares owned by the Individual Retirement Account for the benefit of Chang L. Kong (the “Chang IRA”), and 36,500 shares owned by the Individual Retirement Account for the benefit of Chung W. Kong (the “Chung IRA”).  Kevin C. Tang is a beneficiary of the Tang Family Trust and shares voting and dispositive power over the shares held by the Tang Family Trust with his wife, Haeyoung K. Tang.  Chang L. and Chung W. Kong are Kevin C. Tang’s in-laws and Mr. Tang may be deemed to have shared dispositive power over the shares held in the Chang IRA and the Chung IRA. Chang L. and Chung W. Kong and Haeyoung K. Tang are retired U.S. citizens.  The mailing address of all of the foregoing persons and entities is c/o Tang Capital Management, LLC, 4401 Eastgate Mall, San Diego, CA 92121.  Kevin C. Tang disclaims beneficial ownership of all shares reported herein except to the extent of his pecuniary interest therein.

By virtue of the understanding reached between the Reporting Persons and Perceptive described in Item 4, the Reporting Persons and Perceptive may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Securities Act of 1934.  Collectively, the group may be deemed to have voting control over a combined 11,869,404 shares of Common Stock, or 37.5% of the outstanding shares of Common Stock.  However, each of the Reporting Persons expressly disclaims beneficial ownership of the shares of Common Stock beneficially owned by Perceptive and its affiliates.

(b)	Voting and disposition powers:

Sole power to vote or direct the vote:

	Tang Capital Partners, LP	0 shares
	Tang Capital Management, LLC	0 shares
	Kevin C. Tang	77,500 shares

Shared power to vote or direct the vote:

	Tang Capital Partners, LP	4,841,196 shares
	Tang Capital Management, LLC	4,841,196 shares
	Kevin C. Tang	4,988,696 shares

Sole power to dispose or direct the disposition:

	Tang Capital Partners, LP	0 shares
	Tang Capital Management, LLC	0 shares
	Kevin C. Tang	77,500 shares

Shared power to dispose or direct the disposition:

Tang Capital Partners, LP	4,841,196 shares
Tang Capital Management, LLC	4,841,196 shares
Kevin C. Tang	5,062,696 shares

(c)           The Reporting Persons have engaged in the following transactions in the Issuer’s common stock during the last 60 days:

Entity	Transaction	Trade Date	Shares	Price/Share
Tang Capital Partners, LP	Purchase	12/31/2008	661,000	1.0780

Tang Family Trust	Purchase	12/31/2008	147,500	1.0780

Tang Advisors, LLC Profit Sharing Plan	Purchase	12/31/2008	77,500	1.0780

Chang L. Kong	Purchase	12/31/2008	37,500	1.0780

Chung W. Kong	Purchase	12/31/2008	36,500	1.0780

Tang Capital Partners, LP	Purchase	1/9/2009	1,015,000	1.9935

(d)           N/A.

(e)           N/A.

Item 6.	Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer.

Reference is made to the relationships described in Items 4 and 5(a) of this Statement.

The Reporting Persons have entered into a Joint Filing Agreement.  See Item 2.

Any of the Reporting Persons may from time to time acquire or dispose of Issuer securities.  Such acquisitions or dispositions may be made in the open market or in privately negotiated transactions.

Item 7.	Material to Be Filed as Exhibits

Exhibit 1:	Joint Filing Agreement. (Filed herewith)

Exhibit 2:	Letter Regarding Recommendations for Nominees for Election. (Filed herewith)

Exhibit 3:	Notice of Intention to Nominate Persons for Election as Directors. (Filed herewith)

SIGNATURES

After reasonable inquiry and to the best of his or its knowledge and belief, each of the following Reporting Persons certifies that the information set forth in this statement is true, complete and correct.

January 12, 2009

Tang Capital Partners, LP

By:	Tang Capital Management, LLC

By:	/s/ Kevin C. Tang
Kevin C. Tang, Managing Director

Tang Capital Management, LLC

By:	/s/ Kevin C. Tang
Kevin C. Tang, Managing Director

/s/ Kevin C. Tang
Kevin C. Tang

EXHIBIT 1

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001, of Penwest Pharmaceuticals Co., and that this Agreement be included as an Exhibit to such joint filing.  The Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 12th day of January, 2009.

Tang Capital Partners, LP

By:	Tang Capital Management, LLC

By:	/s/ Kevin C. Tang
Kevin C. Tang, Managing Director

Tang Capital Management, LLC

By:	/s/ Kevin C. Tang
Kevin C. Tang, Managing Director

/s/ Kevin C. Tang
Kevin C. Tang

EXHIBIT 2

LETTER REGARDING RECOMMENDATIONS FOR NOMINEES FOR ELECTION

[EXHIBIT OMITTED]

EXHIBIT 3

NOTICE OF INTENTION TO NOMINATE PERSONS FOR ELECTION AS DIRECTORS

[EXHIBIT OMITTED]

EXHIBIT C

Name of Nominee: Joseph Edelman
Age of Nominee: 53
Address of Nominee:  499 Park Avenue, 25th Floor, New York, New York 10022
Beneficial ownership of Nominee:

Perceptive Advisors LLC, a Delaware limited liability company (the "Investment Manager"), in its capacity as investment manager of Perceptive Life Sciences Master Fund Ltd., a Cayman Islands company (the "Fund"), and to several managed accounts (the “managed accounts”), has sole power to vote and dispose of the shares of Common Stock held by the Fund and the managed accounts.  The Fund and the managed accounts are the record owners of 6,452,546 and 276,662 shares of Common Stock, respectively.  Mr. Edelman is the Chief Executive Officer and Portfolio Manager of the Investment Manager and has voting and dispositive power over such shares.

Business Experience, Background and Directorships of the Nominee:
Joseph Edelman, 53, is the Chief Executive Officer and Portfolio Manager of Perceptive Advisors, LLC, an investment firm focused on health care with a particular emphasis in biotechnology companies.  He founded the firm in 1999.  Prior to that he was Senior Analyst at Paramount Capital from 1994 to 1999, and was the Senior Biotechnology Analyst at Prudential Securities from 1990 to 1994.  Mr. Edelman received his B.A. in Psychology from the University of California, San Diego, and an M.B.A. in Marketing from New York University.

Mr. Edelman would not be disqualified from being an independent director as a result of any of the factors specified in Rule 4200(a)(15) of the rules of the NASDAQ Stock Market.  Accordingly, the Board should determine that Mr. Edelman has no relationship that would interfere with his exercise of independent judgment in carrying out his responsibilities as a director and is accordingly independent.  Mr. Edelman has a reputation for integrity, honesty and adherence to high ethical standards.  Mr. Edelman has demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. Mr. Edelman has a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees. He has the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.  Additionally, Mr. Edelman has an absence of any conflicts of interests, or the appearance of any conflicts of interest, that would impair his ability to represent the interests of all shareholders and to fulfill the responsibilities of a director.

EXHIBIT D

Name of Nominee: Kevin C. Tang
Age of Nominee: 41
Address of Nominee:  4401 Eastgate Mall, San Diego, California 92121
Beneficial ownership of Nominee:

Kevin C. Tang has voting and dispositive power over 5,140,196 shares of the Issuer’s common stock, comprising 4,841,196 shares held by Tang Capital Partners, LP, 147,500 shares held by the Tang Family Trust, for which Kevin C. Tang serves as co-trustee, 77,500 shares owned by the Tang Advisors, LLC Profit Sharing Plan, a qualified retirement plan for employees of Tang Advisors, LLC, for which Kevin C. Tang serves as trustee and is a participant, 37,500 shares owned by the Individual Retirement Account for the benefit of Chang L. Kong (the “Chang IRA”), and 36,500 shares owned by the Individual Retirement Account for the benefit of Chung W. Kong (the “Chung IRA”).  Mr. Tang is the Managing Director of the general partner of Tang Capital Partners, LP.

Business Experience, Background and Directorships of the Nominee:
Kevin C. Tang, 41, is the Managing Director of Tang Capital Management, LLC, an investment firm focused on the health care industry that he founded in August 2002.  From September 1993 to July 2001, Mr. Tang held various positions at Deutsche Banc Alex. Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s life sciences research group.  Mr. Tang currently serves as a director of Ardea Biosciences, Inc. and serves on the board of two privately held companies.  Mr. Tang received his B.S. degree in Psychology from Duke University.

Mr. Tang would not be disqualified from being an independent director as a result of any of the factors specified in Rule 4200(a)(15) of the rules of the NASDAQ Stock Market.  Accordingly, the Board should determine that Mr. Tang has no relationship that would interfere with his exercise of independent judgment in carrying out his responsibilities as a director and is accordingly independent.  Mr. Tang has a reputation for integrity, honesty and adherence to high ethical standards.  Mr. Tang has demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. Mr. Tang has a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees. He has the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.  Additionally, Mr. Tang has an absence of any conflicts of interests, or the appearance of any conflicts of interest, that would impair his ability to represent the interests of all shareholders and to fulfill the responsibilities of a director.

EXHIBIT E

Name of Nominee: Andrew D. Levin, M.D., Ph.D.
Age of Nominee: 32
Address of Nominee:  4401 Eastgate Mall, San Diego, California 92121
Beneficial ownership of Nominee:

Andrew D. Levin, M.D., Ph.D. does not have voting or dispositive power or hold of record any shares of Common Stock.  Dr. Levin is a participant in the Tang Advisors, LLC Profit Sharing Plan, a qualified retirement plan for employees of Tang Advisors, LLC, for which Kevin C. Tang serves as trustee, which holds 77,500 shares of Common Stock.

Business Experience, Background and Directorships of the Nominee:
Andrew D. Levin, M.D., Ph.D., 32, has served as a Principal at Tang Capital Management, LLC, an investment firm focused on the health care industry, since April 2008.  From July 2007 to April 2008, Dr. Levin served as a Business Development Manager at Genzyme Corporation, a pharmaceutical company.  Dr. Levin received a B.S.E. degree in Mechanical Engineering from Princeton University, a Ph.D. in Bioengineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School.

Dr. Levin would not be disqualified from being an independent director as a result of any of the factors specified in Rule 4200(a)(15) of the rules of the NASDAQ Stock Market.  Accordingly, the Board should determine that Dr. Levin has no relationship that would interfere with his exercise of independent judgment in carrying out his responsibilities as a director and is accordingly independent.  Dr. Levin has a reputation for integrity, honesty and adherence to high ethical standards.  Dr. Levin has demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. Dr. Levin has a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees. He has the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.  Additionally, Dr. Levin has an absence of any conflicts of interests, or the appearance of any conflicts of interest, that would impair his ability to represent the interests of all shareholders and to fulfill the responsibilities of a director.